Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated combined financial data reflects Atlas Energy, L.P.’s (the “Partnership”) historical results as adjusted on a pro forma basis to give effect to Atlas Resource Partners, L.P.’s (“ARP”; NYSE: ARP) acquisition of certain assets (the “Acquisition”) from Carrizo Oil & Gas, Inc. (NASDAQ: CRZO; “Carrizo”) on April 30, 2012 and the related issuance of 6.0 million of its common limited partner units in a private placement to partially fund the purchase price. The estimated adjustments to effect the acquisition are described in the notes to the unaudited pro forma financial data.

The unaudited pro forma consolidated balance sheet information reflects the following transactions as if they occurred as of March 31, 2012, and the unaudited pro forma consolidated combined statements of operations information for the three months ended March 31, 2012 and the twelve months ended December 31, 2011 reflect the following transactions as if they occurred as of the beginning of the respective period:

•	ARP’s Acquisition for gross cash consideration of $190.0 million, net of $3.0 million of purchase price reductions for working capital and other amounts;

•

ARP’s private placement of 6,027,945 common limited partner units to investors at a negotiated purchase price of $20.00 per unit, the net proceeds of which were used to partially fund the purchase price; and

•	ARP’s borrowings of $67.5 million under its amended revolving credit facility to finance the remainder of the acquisition purchase price.

The unaudited pro forma consolidated balance sheet and the pro forma consolidated combined statements of operations were derived by adjusting the Partnership’s historical consolidated combined financial statements. However, management of the Partnership believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial data presented is for informational purposes only and is based upon available information and assumptions that management of the Partnership believes are reasonable under the circumstances. This unaudited pro forma financial information is not necessarily indicative of what the financial position or results of operations of the Partnership would have been had the transactions been consummated on the dates assumed, nor are they necessarily indicative of any future operating results or financial position. The Partnership may have performed differently had the transactions actually occurred on the dates assumed.

In February 2012, the board of directors of the Partnership’s General Partner (“the Board”) approved the formation of ARP as a newly created exploration and production master limited partnership and the related transfer of substantially all of the Partnership’s exploration and production assets to ARP on March 5, 2012. The Board also approved the distribution of approximately 5.24 million ARP common units to the Partnership’s unitholders, which were distributed on March 13, 2012 using a ratio of 0.1021 ARP limited partner units for each of the Partnership’s common units owned on the record date of February 28, 2012. The distribution of ARP limited partner units represented approximately 20% of the common limited partner units outstanding at March 13, 2012.

On February 17, 2011, the Partnership acquired its exploration and production assets (the “Transferred Business”) from Atlas Energy, Inc. (“AEI”), the former owner of the Partnership’s general partner. Management of the Partnership determined that the acquisition of the Transferred Business constituted a transaction between entities under common control. In comparison to the purchase method of accounting, whereby the purchase price for the asset acquisition would have been allocated to identifiable assets and liabilities of the Transferred Business based upon their fair values with any excess treated as goodwill, transfers between entities under common control require that assets and liabilities be recognized by the acquirer at historical carrying value at the date of transfer, with any difference between the purchase price and the net book value of the assets recognized as an adjustment to partners’ capital on the Partnership’s consolidated combined balance sheets. Also, in comparison to the purchase method of accounting, whereby the results of operations and the financial position of the Transferred Business would have been included in the Partnership’s consolidated combined financial statements from the date of acquisition, transfers between entities under common control require the acquirer to reflect the effect to the assets acquired and liabilities assumed and the related results of operations at the beginning of the period during which it was acquired and retrospectively adjust its prior year financial statements to furnish comparative information. As such, the Partnership reflected the impact of the acquisition of the Transferred Business on its consolidated combined financial statements in the following manner:

•

Recognized the assets acquired and liabilities assumed from the Transferred Business at their historical carrying value at the date of transfer, with any difference between the purchase price and the net book value of the assets recognized as an adjustment to partners’ capital;

•

Retrospectively adjusted its consolidated combined financial statements for any date prior to February 17, 2011, the date of acquisition, to reflect its results on a consolidated combined basis with the results of the Transferred Business as of or at the beginning of the respective period. The Transferred Business’ historical financial statements prior to the date of acquisition do not reflect general and administrative expenses and interest expense. The Transferred Business was not managed by AEI as a separate business segment and did not have identifiable labor and other ancillary costs. The general and administrative and interest expenses of AEI prior to the date of acquisition, including the exploration and production business segment, related primarily to business activities associated with the business sold by AEI to Chevron Corporation in February 2011 and not activities related to the Transferred Business.

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2012

(in thousands)

(Unaudited)

	Historical	Acquisition		Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,349	$—		$187,043	(b)	$34,983
				(194,081	)(c)
				(3,328	)(d)
Accounts receivable	126,090	—		—		126,090
Current portion of derivative asset	26,154	—		—		26,154
Prepaid expenses and other	19,850	—		—		19,850

Total current assets	217,443	—		(10,366)		207,077
PROPERTY, PLANT AND EQUIPMENT, NET	2,164,021	190,946	(a)	—		2,354,967
GOODWILL, NET	31,784	—		—		31,784
INVESTMENT IN JOINT VENTURE	85,975	—		—		85,975
INTANGIBLE ASSETS, NET	109,524	—		—		109,524
LONG-TERM DERIVATIVE ASSET	25,111	—		—		25,111
OTHER ASSETS, NET	47,563	—		3,328	(d)	50,891

	$2,681,421	$190,946		$(7,038)		$2,865,329

LIABILITIES AND PARTNERS’ CAPITAL/EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$4,011	$—		$—		$4,011
Accounts payable	69,830	—		—		69,830
Liabilities associated with drilling contracts	27,998	—		—		27,998
Accrued producer liabilities	77,047	—		—		77,047
Current portion of derivative liability	1,642	—		—		1,642
Current portion of derivative payable to Drilling Partnerships	18,541	—		—		18,541
Accrued producer liabilities	9,760	—		—		9,760
Accrued well drilling and completion costs	20,404	—		—		20,404
Accrued liabilities	52,963	—		—		52,963

Total current liabilities	282,196	—		—		282,196
LONG-TERM DEBT	626,314	—		67,504	(b)	693,818
LONG-TERM DERIVATIVE PAYABLE TO DRILLING PARTNERSHIPS	11,499	—		—		11,499
ASSET RETIREMENT OBLIGATIONS AND OTHER	54,152	3,903	(a)	—		58,055
COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL/EQUITY:
Common limited partners’ interests	442,700	—		(4,627	)(c)	438,073
Equity	—	187,043	(a)	(187,043	)(c)	—
Accumulated other comprehensive income	32,961	—		—		32,961

	475,661	187,043		(74,542)		471,034
Non-controlling interests	1,231,599	—		119,539	(b)	1,348,727
				(2,411	)(c)

Total partners’ capital/equity	1,707,260	187,043		(74,542)		1,819,761

	$2,681,421	$190,946		$(7,038)		$2,865,329

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(in thousands)

(Unaudited)

	Historical	Acquisition	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$17,164	$5,687	$—		$22,851
Well construction and completion	43,719	—	—		43,719
Gathering and processing	305,220	—	—		305,220
Administration and oversight	2,831	—	—		2,831
Well services	5,006	—	—		5,006
Loss on mark-to-market derivatives	(12,035)	—	—		(12,035)
Other, net	2,801	—	—		2,801

Total revenues	364,706	5,687	—		370,393

COSTS AND EXPENSES:
Gas and oil production	4,505	3,371	—		7,876
Well construction and completion	37,695	—	—		37,695
Gathering and processing	251,924	—	—		251,924
Well services	2,430	—	—		2,430
General and administrative	37,248	—	—		37,248
Depreciation, depletion and amortization	29,950	—	4,118	(e)	34,120
			52	(f)

Total costs and expenses	363,752	3,371	4,170		371,293

OPERATING INCOME (LOSS)	954	2,316	(4,170)		(900)
Interest expense	(9,091)	—	(413	)(g)	(9,713)
			(209	)(h)
Loss on asset disposals	(7,005)	—	—		(7,005)

NET INCOME (LOSS)	(15,142)	2,316	(4,792)		(17,618)
Loss (income) attributable to non-controlling interests	(3,365)	—	1,198	(i)	(2,167)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON LIMITED PARTNERS	$(18,507)	$2,316	$(3,594)		$(19,785)

NET LOSS ATTRIBUTABLE TO COMMON LIMITED PARTNERS PER UNIT:
Basic	$(0.36)				$(0.39)

Diluted	$(0.36)				$(0.39)

WEIGHTED AVERAGE COMMON LIMITED PARTNER UNITS OUTSTANDING:
Basic	51,294				51,294

Diluted	51,294				51,294

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands)

(Unaudited)

	Historical	Acquisition	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$66,979	$47,118	$—		$114,097
Well construction and completion	135,283	—	—		135,283
Gathering and processing	1,329,753	—	—		1,329,753
Administration and oversight	7,741	—	—		7,741
Well services	19,803	—	—		19,803
Loss on mark-to-market derivatives	(20,453)	—	—		(20,453)
Other, net	31,803	—	—		31,803

Total revenues	1,570,909	47,118	—		1,618,027

COSTS AND EXPENSES:
Gas and oil production	17,100	13,936	—		31,036
Well construction and completion	115,630	—	—		115,630
Gathering and processing	1,123,386	—	—		1,123,386
Well services	8,738	—	—		8,738
General and administrative	80,584	—	—		80,584
Depreciation, depletion and amortization	109,373	—	23,165	(e)	132,748
			210	(f)
Asset impairment	6,995	—	—		6,995

Total costs and expenses	1,461,806	13,936	23,375		1,499,117

OPERATING INCOME (LOSS)	109,103	33,182	(23,375)		118,910
Interest expense	(38,394)	—	(1,650	)(g)	(40,882)
			(838	)(h)
Loss on early extinguishment of debt	(19,574)	—	—		(19,574)
Gain on asset sales	256,292	—	—		256,292

INCOME (LOSS) FROM CONTINUING OPERATIONS	307,427	33,182	(25,863)		314,746
DISCOUNTED OPERATIONS:
Loss on discounted operations	(81)	—	—		(81)

NET INCOME (LOSS)	307,346	33,182	(25,863)		314,665
Income attributable to non-controlling interests	(257,643)	—	—		(257,643)

INCOME (LOSS) AFTER NON-CONTROLLING INTERESTS	49,703	33,182	(25,863)		57,022
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011)	(4,711)	—	—		(4,711)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON LIMITED PARTNERS	$44,992	$33,182	$(25,863)		$52,311

NET INCOME ATTRIBUTABLE TO COMMON LIMITED PARTNERS PER UNIT:
Basic	$0.91				$1.05

Diluted	$0.88				$1.02

WEIGHTED AVERAGE COMMON LIMITED PARTNER UNITS OUTSTANDING:
Basic	48,235				48,235

Diluted	49,694				49,694

ATLAS ENERGY, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a)	To reflect the preliminary price allocation of the Acquisition. Due to the recent date of the Acquisition, the purchase price allocations for these assets acquired and liabilities assumed are based upon estimated fair values, which are subject to adjustment and could change significantly as ARP continues to evaluate this preliminary allocation.

(b)	To reflect (i) $119.5 million of proceeds, net of $1.0 million of transaction costs, from the private placement of 6.0 million of ARP’s common limited partner units to investors at a negotiated price per unit of $20.00, of which $5.0 million was purchased by certain executives of the Partnership’s general partner and (ii) $67.5 million of borrowings under ARP’s amended revolving credit facility, both of which were used to finance the Acquisition.

(c)	To reflect the consummation of the Acquisition for gross cash consideration of $190.0 million, net of $3.0 million of purchase price reductions for working capital and other amounts, and the payment of $7.0 million of acquisition related costs.

(d)	To reflect the payment of $3.3 million in fees associated with the amendment of the ARP’s revolving credit facility as part of the Acquisition, which are amortized over the remaining term of the debt agreement.

(e)	To reflect incremental depreciation, depletion and amortization expense, using the units-of-production method, related to the oil and natural gas properties acquired.

(f)	To reflect incremental accretion expense related to $3.9 million of asset retirement obligations on oil and natural gas properties acquired.

(g)	To reflect the adjustment to interest expense to finance the $67.5 million of borrowings under ARP’s revolving credit facility to partially fund the Acquisition based on its current interest rate of 2.5%.

(h)	To reflect the amortization of deferred financing costs incurred related to ARP’s amended revolving credit facility over the remainder of the facility’s respective term.

(i)	To reflect the adjustment of the non-controlling interests in the net income (loss) of ARP as a result of the pro forma statement of operations adjustments previously noted. The allocation of ARP net income (loss) to non-controlling interests is based upon the general partner’s and limited partners’ relative ownership interests subsequent to the transfer of assets to ARP on March 5, 2012.